UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
August 9, 2011

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4305 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As a result of our normal operations, Frozen Food Express Industries, Inc. (the “Company”) and its subsidiaries are involved in ordinary, routine litigation incidental to our operations, primarily involving claims for personal injury, property damage, work-related injuries and cargo losses incurred in the transportation of freight.  This risk is discussed annually in the Company’s Form 10-K filing under Item 1A. Risk Factors, Future insurance and claims expense could reduce our earnings.

On August 9, 2011, we received notice of an award related to binding arbitration for a vehicular accident that happened in 2005.  The award of $3.5 million was significantly higher than the Company expected and significantly higher than the $1 million reserved for this claim, which could result in a material impact to the results for the quarter ended September 30, 2011.  The Company has ample liquidity to issue the payment which must take place by September 8, 2011.

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: August 12, 2011	By:	/s/ John McManama
John McManama Senior Vice President and Chief Financial Officer (Principal Financial Officer)